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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 14, 1996


                               CONMED CORPORATION
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             (Exact name of registrant as specified in its charter)


           New York                         0-16093             16-0977505
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    310 Broad Street, Utica, New York                             13501
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (315) 797-8375
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         In October 1995, CONMED Corporation (the Company) signed an asset purchase agreement whereby the Company will acquire substantially all the business and certain assets of New Dimensions in Medicine, Inc. ("NDM") for a cash purchase price of approximately $32.0 million plus the assumption of net liabilities of approximately $5.1 million. This acquisition, which is subject to the approval of the shareholders of NDM, is expected to close February 23, 1996. The financial statements of NDM listed under Item 7 have been filed as exhibits to this report on Form 8-K. Pro forma financial information required pursuant to
         Article 11 of Regulation S-X will be filed upon the closing of the acquisition.




Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

               99.  i.  Financial statements of New Dimensions in Medicine, Inc.
                        and Subsidiaries together with auditor's report as of December 31, 1995 and 1994.

                    ii. Financial statements of NDM Acquisition Corp. and
                        Subsidiaries together with auditor's report as of October 14, 1994 and December 31, 1993 and 1992.

                                    Signature


         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             CONMED CORPORATION



                                             By: /s/ Robert D. Shallish, Jr.
                                                 -------------------------------
                                                  Vice President-Finance



Dated: February 16, 1996